SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                        INTERLINK COMPUTER SCIENCES, INC.
                        ---------------------------------
                (Name of Registrant as Specified in its Charter)

      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:
            __________________________________

      2)    Aggregate number of securities to which transaction applies:
            __________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            __________________________________

      4)    Proposed maximum aggregate value of transaction:
            __________________________________

      5)    Total fee paid:__________________________________

      |_|   Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:__________________________________

      2)    Form, Schedule, or Registration Statement No.:_____________________

      3)    Filing Party:__________________________________

      4)    Date Filed:__________________________________

                        INTERLINK COMPUTER SCIENCES, INC.

                                  -------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  -------------

                           To Be Held November 5, 1998

TO THE STOCKHOLDERS:

      NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of INTERLINK COMPUTER SCIENCES, INC., a Delaware corporation (the "Company"), will be held on Thursday, November 5, 1998 at 2:00 p.m., local time, at the Company, 47370 Fremont Boulevard, Fremont California 94538 for the following purposes:

1. To elect five directors to serve until the next Annual Meeting of Stockholders or until their successors are elected.

2. To approve an amendment to the 1992 Stock Option Plan to increase the number of shares authorized to be issued thereunder from 2,405,000 to 2,555,000.

3. To approve an amendment to the 1996 Employee Stock Purchase Plan to increase the number of shares authorized to be issued thereunder from 350,000 to 600,000.

4. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending June 30, 1999.

5. To transact such other business as may properly come before the meeting or any adjournments thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on September 15, 1998 are entitled to notice of and to vote at the Annual Meeting.

      All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a Proxy.

                                    Sincerely,


                                    Augustus J. Berkeley
                                    President and Chief Executive Officer

Fremont, California
September 18, 1998

                             YOUR VOTE IS IMPORTANT.

--------------------------------------------------------------------------------
IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENVELOPE PROVIDED.
--------------------------------------------------------------------------------

                        INTERLINK COMPUTER SCIENCES, INC.

                                  -------------

                          PROXY STATEMENT FOR THE 1998
                         ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

      The enclosed Proxy is solicited on behalf of the Board of Directors of INTERLINK COMPUTER SCIENCES, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, November 5, 1998 at 2:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's principal executive offices are located at 47370 Fremont Boulevard, Fremont, California 94538. The Company's telephone number is (510) 657-9800. The Annual Meeting will be held at the Company, 47370 Fremont Boulevard, Fremont, CA 94538.

      These proxy solicitation materials and the accompanying financial information for the fiscal year ended June 30, 1998, including financial statements, were first mailed on or about September 25, 1998 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND SHARES OUTSTANDING

      Stockholders of record at the close of business on September 15, 1998 (the"Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 8,195,175 shares of the Company's Common Stock, $.001 par value, were issued and outstanding and held of record by approximately 213 stockholders. No shares of the Company's Preferred Stock were outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of July 31, 1998 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table below, and (iv) all directors and executive officers as a group. Except as otherwise noted below, the Company knows of no agreements among its stockholders which relate to voting or investment power of its Common Stock.

                                                  COMMON STOCK       APPROXIMATE
      FIVE PERCENT STOCKHOLDERS,                  BENEFICIALLY        PERCENTAGE
DIRECTORS AND CERTAIN EXECUTIVE OFFICERS             OWNED            OWNED (1)
----------------------------------------             -----            ---------
Franklin Advisory Services, Inc. .................  703,100             8.61%
   One Parker Plaza, 16th Floor
   Fort Lee, NJ 07024
Cisco Systems, Inc. ..............................  622,000             7.62%
   170 W. Tasman Drive
   San Jose, CA  95134-1706
Thomson, Horstmann & Bryant, Inc. ................  504,200             6.18%
   Park 80 West, Plaza Two
   Saddlebrook, NJ 07663
ROI Capital Management, Inc. .....................  494,400             6.06%
   17 E. Sir Francis Drake Blvd., Suite 225
   Larkspur, CA  94939
Entities affiliated with Advent
  International Corp. (2) ........................  447,232             5.48%
   101 Federal Street
   Boston, MA  02110

                                                  COMMON STOCK       APPROXIMATE
      FIVE PERCENT STOCKHOLDERS,                  BENEFICIALLY        PERCENTAGE
DIRECTORS AND CERTAIN EXECUTIVE OFFICERS             OWNED            OWNED (1)
----------------------------------------             -----            ---------
James A. Barth (3).......................           16,071                 *
Augustus J. Berkeley (4).................           61,046                 *
Ronald W. Braniff (5)....................           76,813                 *
Thomas H. Bredt (6)......................           22,224                 *
Andrew I. Fillat (7).....................          455,045                 *
Ralph B. Godfrey (8).....................            2,813                 *
William C. Jones.........................           11,868                 *
Christopher A. Markle (9)................           27,940                 *
Michael J. Satterwhite (10)..............           17,384                 *
All Directors and executive officers
 as a group (10 persons) (11) ...........          696,204             8.33%
*Less than 1%

(1) Applicable percentage of ownership is based on 8,163,425 shares of Common Stock outstanding as of July 31, 1998 together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after July 31, 1998 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(2) Includes 38,629 shares held by Adtel L.P., 21,461 shares held by Adventact L.P., 861 shares held by Advent International II L.P., 17,169 shares held by Adwest L.P., 322,029 shares held by Global Private Equity II L.P. and 47,083 shares held by Golden Gate Development and Investment L.P. (collectively "Advent International").

(3) Includes 16,071 shares subject to stock options that are exercisable within 60 days of July 31, 1998.

(4) Includes 55,876 shares subject to stock options that are exercisable within 60 days of July 31, 1998.

(5) Includes 76,813 shares subject to stock options that are exercisable within 60 days of July 31, 1998.

(6) Includes 7,813 shares subject to stock options that are exercisable within 60 days of July 31, 1998.

(7) Includes 7,813 shares subject to stock options that are exercisable within 60 days of July 31, 1998. Also includes 447,232 shares owned by entities affiliated with Advent International, of which Mr. Fillat is a Senior Vice President. Mr. Fillat disclaims beneficial ownership of all such shares held by those entities.

(8) Includes 2,813 shares subject to stock options that are exercisable within 60 days of July 31, 1998.

(9) Includes 15,106 shares subject to stock options that are exercisable within 60 days of July 31, 1998.

(10) Includes 16,667 shares subject to stock options that are exercisable within 60 days of July 31, 1998.

(11) Includes 198,972 shares subject to stock options that are exercisable within 60 days of July 31, 1998.

REVOCABILITY OF PROXIES

      Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

      Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on the Record Date on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

      The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

      While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

      Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for the purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of a plan). However, with respect to a proposal that requires a majority of the outstanding shares (such as an amendment to the certificate of incorporation), a broker non-vote has the same effect as a vote against the proposal.

      The cost of soliciting proxies will be borne by the Company. The Company has retained Boston Equiserve to provide proxy solicitation services in connection with the Annual Meeting at an estimated cost of $1,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

      Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission and the Company's bylaws. Proposals of stockholders of the Company intended to be presented for consideration at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than August 27, 1999 in order that they may be included in the proxy statement and form of proxy related to that meeting. The Company's bylaws further provide that for any business to be properly brought before the Company's 1999 Annual Meeting by a stockholder, the stockholder must also give proper notice to the Company no later than August 27, 1999, in compliance with the notice provisions set forth in such bylaws.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

NOMINEES

      A board of five directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. Each director elected at this Annual Meeting will serve as a director until the next Annual Meeting of Stockholders or until a successor has been duly elected and qualified.

VOTE REQUIRED

      The five (5) nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

      The names of the nominees and certain information about them are set forth below:
                                                                        DIRECTOR
NAME OF NOMINEE               AGE    POSITION(S) WITH THE COMPANY        SINCE
---------------               ---    ----------------------------        -----
Augustus J. Berkeley........  53     President, Chief Executive
                                       Officer and Director               1997
Thomas H. Bredt (1).........  57     Chairman of the Board
                                       of Directors                       1990
Ronald W. Braniff (1)(2)....  62     Director                             1993
Andrew I. Fillat (2)........  50     Director                             1994
Ralph B. Godfrey............  58     Director                             1997

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

      There are no family relationships between any of the directors or executive officers of the Company.

      Augustus J. Berkeley has served as President and Chief Executive Officer from September 1997 to present and a member of the Board of Directors from November 1997 to present. He has served as Vice President of Worldwide Sales from January 1996 to September 1997. He also served as Vice President of North American Sales from January 1995 to December 1995. From March 1993 to January 1995, he served as Vice President of Sales and Marketing at CRAY Research Superserver Inc., a computer systems company. From May 1990 to January 1993, Mr. Berkeley served as Vice President of Marketing at Sequoia Systems, Inc., a computer systems company. Mr. Berkeley holds a B.S. in Economics and Finance from the University of Southwestern Louisiana.

      Thomas H. Bredt has served as a member of the Board of Directors since March 1990 and as Chairman of the Board of Directors since May 1992. Mr. Bredt has been a general partner with Menlo Ventures, a venture capital firm, from April 1986 to the present. He also serves as a director and member of the Compensation and Audit Committees of Red Brick Systems, a data warehousing company, and as a director and member of the Compensation Committee of Clarify, Inc. and FlexiInternational Software, Inc., application software companies. Mr. Bredt holds a Ph.D. in Computer Sciences from Stanford University, an M.E.E. from New York University and a B.S. in Engineering from the University of Michigan.

      Ronald W. Braniff has served as a member of the Board of Directors since March 1993. Mr. Braniff is a private investor and software business consultant. He also serves as a director of Evoke, Inc., a systems development tools software company. Mr. Braniff served as President and Chief Executive Officer of ASK Computer Systems, an enterprise applications software company from 1984 to 1989. From 1966 to 1984 he was employed by Tymshare, a computer and network services company, and held the position of Vice President and General Manager of the Computer Services Group. Mr. Braniff holds a B.S.M.E. from Oregon State University.

      Andrew I. Fillat has served as a member of the Board of Directors since January 1994. From April 1989 to the present, Mr. Fillat has been a partner with Advent International, a management company for several venture capital and private equity funds, and from June 1995 to the present, he has served as Senior Vice President with Advent International. He serves as a director and member of the Compensation and Audit Committees of Advanced Radio Telecom, a wireless services company, Voxware, Inc., a voice-compression and communications company, and Lightbridge, Inc., a services and software provider to wireless carriers. Mr. Fillat holds a B.S. and M.S. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology and an M.B.A. from Harvard Graduate School of Business Administration.

      Ralph B. Godfrey has served as a member of the Board of Directors since December 1997. From 1990 to the present, Mr. Godfrey has been with 3Com Corporation ("3Com") serving in various capacities. Mr. Godfrey is currently Senior Vice President of 3Com's Client Access Business Unit and is a member of 3Com's Executive Committee. Prior to Mr. Godfrey joining 3Com, he was President of Unisys' Value-Added Marketing Division which was created following the acquisition of Convergent Technologies in 1989. Mr. Godfrey had joined Convergent Technologies in 1988 as Vice President of North American Sales. Prior to Convergent Technologies, Mr. Godfrey spent 20 years with Hewlett-Packard where he held a variety of sales management positions. Mr. Godfrey holds a B.S. and M.S. in Electrical Engineering from Auburn University.

BOARD MEETINGS AND COMMITTEES

      The Board of Directors of the Company held a total of 17 meetings during fiscal 1998. No director attended fewer than 75% of the meetings of the Board of Directors or committees thereof, upon which such director served, if any. The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or any committee performing similar functions.

      The Audit Committee, which currently consists of Messrs. Bredt and Braniff, held 4 meetings in fiscal 1998. The Audit Committee oversees actions recommended by the Company's independent accountants and reviews the Company's internal financial controls.

      The Compensation Committee, which consists of Messrs. Braniff and Fillat, held 7 meetings in fiscal 1998. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company and administering various incentive compensation and benefit plans.

      The Board of Directors on March 13, 1998 created a Stock Option Plan Committee. The Stock Option Plan Committee, consists of one member, Augustus J. Berkeley. The Stock Option Plan Committee held one meeting in fiscal year 1998. The Stock Option Plan Committee is responsible for granting options on an ongoing basis to new and existing employees of the Company pursuant to the designated guidelines approved by the Board of Directors. The authority to grant options to employees does not extend to the granting of options to officers or director-level employees of the Company which options must be granted and approved by the Board of Directors or the Compensation Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES TO BE ELECTED TO THE BOARD OF DIRECTORS

                      EXECUTIVE OFFICERS OF THE REGISTRANT

The names, ages and positions of the Company's executive officers as of August 31, 1998 are as follows:

                                                                          OFFICE
                                                                           HELD
       NAME                AGE     CURRENT POSITION WITH COMPANY          SINCE
       ----                ---     -----------------------------          -----
Augustus J. Berkeley.....   53     President, Chief Executive Officer
                                     and Director                          1997
James A. Barth...........   55     Vice President, Chief Financial
                                     Officer and Secretary                 1997
William C. Jones.........   51     Vice President of Marketing             1998
Victor C. Langford.......   46     Vice President of Product
                                     Development and Customer Support      1998
Christopher A. Markle....   41     Vice President and Chief
                                     Technical Officer                     1996
Michael J. Satterwhite...   42     Vice President of Human Resources       1996

      Augustus J. Berkeley has served as President and Chief Executive Officer from September 1997 to present and a member of the Board of Directors from November 1997 to present. He has served as Vice President of Worldwide Sales from January 1996 to September 1997. He also served as Vice President of North American Sales from January 1995 to December 1995. From March 1993 to January 1995, he served as Vice President of Sales and Marketing at CRAY Research Superserver Inc., a computer systems company. From May 1990 to January 1993, Mr. Berkeley served as Vice President of Marketing at Sequoia Systems, Inc., a computer systems company. Mr. Berkeley holds a B.S. in Economics and Finance from the University of Southwestern Louisiana.

      James A. Barth has served as Vice President, Chief Financial Officer and Secretary from November 1997 to the present. From September 1995 to August 1997, Mr. Barth was Executive Vice President, Chief Financial Officer and Secretary of MagiNet Corporation ("MagiNet")., an international provider of interactive entertainment and information systems for hotels. From October 1994 to September 1995, he served as Vice President of Finance, Chief Financial Officer and Secretary of MagiNet. From March 1994 to October 1994, he served as Vice President and Chief Financial Officer of ACC Microelectronics Corporation, a semiconductor company. From 1982 to March 1994, he served as Vice President and Chief Financial Officer of Rational Software Corporation, a developer of object-oriented software engineering tools. Mr. Barth is a certified public accountant and holds a B.S. in Business Administration from the University of California Los Angeles.

      William C. Jones has served as Vice President of Marketing from April 1998 to the present. Prior to the promotion, he held the position of Director of Marketing, where he played a major role in the development and execution of Interlink's e-Access strategy announced on March 30, 1998. Previously, he held the positions of director of applications product marketing at Interlink from April 1997 to April 1998 and MVS advanced systems planner at IBM from June 1986 to August 1989. Mr. Jones holds a B.S. in Polymer Chemistry and Textile Engineering from North Carolina State University at Raleigh.

      Victor C. Langford has served as Vice President of Product Development and Customer Support from March 1998 to the present. From October 1995 to June 1997, Mr. Langford served as Senior Vice President at Novell Corporation. His responsibilities included managing product development and marketing groups in various locations worldwide that were responsible for generating annual revenues of approximately $250 million. Previously, Mr. Langford held senior management positions at Novell Corporation, Software Publishing Corporation, Tymlabs and Hewlett-Packard Company. Mr. Langford holds a B.S. in Computer Science from North Staffordshire Polytechnic in the UK.

      Christopher A. Markle has served as Vice President from December 1996 to the present and was also appointed as the Chief Technical Officer in November 1997. He also served as the Company's Director of Marketing from June 1993 to December 1996 and as Director of Engineering from April 1990 to June 1993. Mr. Markle holds a B.S. in Computer Science from the Virginia Polytechnic Institute.

      Michael J. Satterwhite has served as Vice President of Human Resources from September 1996 to the present. From October 1995 to September 1996 he was Worldwide Director of Human Resources for Software Publishing Corporation ("SPC"), a visual communications software company. From June 1993 to October 1995, Mr. Satterwhite was the Manager of Human Resources at SPC. From June 1992 to June 1993, he was Manager of Human Resources at Oracle Corporation, an information management software company. From 1990 to June 1992, he was Manager of recruiting and employment at International Business Machines, Inc. Mr. Satterwhite holds a B.S. in Organization Behavior from the University of San Francisco.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

      The following table sets forth all compensation for services rendered in all capacities during the fiscal year ended June 30, 1998 awarded to, earned by, or paid to (i) the Company's Chief Executive Officer and (ii) the Company's other most highly compensated officers whose salary and bonus for such fiscal year exceeded $100,000 and who were serving as an officer of the Company as of the end of such fiscal year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                         ANNUAL            AWARDS
                                                     COMPENSATION(1)       ------
                                                     ---------------     SECURITIES
                                          FISCAL                         UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR     SALARY      BONUS    OPTIONS (#)     COMPENSATION (2)
---------------------------                ----     ------      -----    -----------     ----------------
Augustus J. Berkeley (4)..............     1998  $  240,283  $  70,629      367,300 (7)    $  5,148
   President and Chief Executive Officer   1997     222,817     11,341       65,000           1,099
                                           1996     305,656      8,789       30,000           4,929
Ronald W. Braniff (3).................     1998      80,500          -       51,750 (8)          --
   Former Interim Chief Executive Officer  1997      31,000          -       63,000              --
Christopher A. Markle.................     1998     135,006     48,062       47,500 (9)       1,732
   Vice President and Chief Technical      1997     118,834     21,821       22,500             619
    Officer
Michael J. Satterwhite................     1998     120,019     49,250       50,000 (10)      1,053
   Vice President of Human Resources       1997      86,240     26,504       25,000             631
William C. Jones (5)..................     1998     122,751     20,000       60,000 (11)      1,187
   Vice President of Marketing
James A. Barth (6)....................     1998      99,487     18,667       90,000             882
   Vice President, Chief
   Financial Officer and Secretary

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those cases where the aggregate amount to such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

(2) Includes premiums paid by the Company on life insurance policies where the Company was not the beneficiary, auto allowances, and travel advances.

(3) Mr. Braniff assumed the position of Interim Chief Executive Officer from May 1997 to September 1997, and was compensated on a consulting basis for that period.

(4) Salary amount includes $72,817 and $205,648 of commissions in 1997 and 1996, respectively.

(5)   Mr. Jones assumed the position of Vice President of Marketing in April
      1998.

(6) Mr. Barth assumed the position of Vice President, Chief Financial Officer and Secretary in November 1997.

(7) Reflects options for 367,300 shares that were repriced in February 1998, replacing options that were granted in November 1996, March 1997 and October 1997.

(8) Reflects options for 48,000 shares that were repriced in February 1998, replacing options that were granted in May 1997.

(9) Reflects options for 32,500 shares that were repriced in February 1998, replacing options that were granted in April 1996, November 1996 and December 1996.

(10) Reflects options for 25,000 shares that were repriced in February 1998, replacing options that were granted in September 1996.

(11) Reflects options for 3,000 shares that were repriced in February 1998, replacing options that were granted in August 1997.

                        OPTION GRANTS IN FISCAL YEAR 1998

      The following table sets forth information regarding the grant of stock options to each of the Named Executive Officers during the fiscal year ended June 30, 1998.


                                                                                          POTENTIAL REALIZABLE
                                               INDIVIDUAL GRANTS                             VALUE AT ASSUMED
                         ------------------------------------------------------------         ANNUAL RATES OF
                         NUMBER OF          PERCENTAGE OF                                      STOCK PRICE
                         SECURITIES         TOTAL OPTIONS                                    APPRECIATION FOR
                         UNDERLYING          GRANTED TO       EXERCISE                        OPTION TERM(1)
                          OPTIONS           EMPLOYEES IN       PRICE       EXPIRATION         --------------
        NAME              GRANTED            FISCAL 1998    PER SHARE(3)       DATE          5%           10%
        ----             ---------           -----------    ------------       ----          --           ---
Augustus J. Berkeley..    151,150 (2) (7)       8.5%          $  4.88       2/6/2005     $299,974    $699,068
                          151,150 (6) (7)       8.5%          $  4.88       2/6/2005      299,974     699,068
                           23,000 (2) (8)       1.3%          $  4.88       2/6/2005       45,646     106,375
                           42,000 (2) (9)       2.3%          $  4.88       2/6/2005       83,354     194,250
James A. Barth........     60,000 (2)           3.4%          $  4.39     11/17/2004      107,255     249,949
                           30,000 (6)           1.7%          $  4.39     11/17/2004       53,627     124,974
Ronald W. Braniff.....     48,000 (5) (10)      2.7%          $  4.88       2/6/2005       95,261     222,000
                            3,750 (4)           0.2%          $  4.44       2/5/2008       10,465      26,521
William C. Jones......      3,000 (2) (11)      0.2%          $  4.88       2/6/2005        5,954      13,875
                           40,000 (2)           2.2%          $  5.50       4/1/2005       89,562     208,718
                           17,000 (6)           1.0%          $  5.50       4/1/2005       38,064      88,705
Christopher A. Markle.     15,000 (2)           0.8%          $  4.81      10/6/2004       29,391      68,493
                           10,000 (2) (12)      0.6%          $  4.88       2/6/2005       19,846      46,250
                            7,500 (2) (8)       0.4%          $  4.88       2/6/2005       14,885      34,687
                           15,000 (2) (13)      0.8%          $  4.88       2/6/2005       29,769      69,375
Michael J. Satterwhite     25,000 (2)           1.4%          $  4.81      10/6/2004       48,984     114,154
                           25,000 (2) (14)      1.4%          $  4.88       2/6/2005       49,615     115,625

(1) This column shows the hypothetical gains or "option spreads" of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full seven-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of stock options will depend on the future performance of the Common Stock, the option holder's continued employment through the option period, and the date on which the options are exercised.

(2) Options vest as of 9/48th of the option shares after nine months from the vesting commencement date and as to 1/48th of the option shares each month thereafter, with full vesting occurring on the fourth anniversary of the vesting commencement date.

(3) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock. Exercise price may be paid in cash, promissory note, by delivery of already-owned shares subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(4) Option was granted under the 1996 Director option plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options vest as to 1/48th of the option shares each month, with full vesting occurring on the fourth anniversary of the vesting commencement date. These options expire ten years from the date of grant.

(5) Option was granted under an agreement between Mr. Braniff and the Company, whereby Mr. Braniff was to act as Interim Chief Executive Officer until a full-time Chief Executive Officer was hired. Options vest as to 1/12th of the option shares each month, with full vesting occurring on the anniversary of the vesting commencement date. Options are also subject to certain acceleration clauses.

(6) Options vest as to 1/84th of the option shares each month with full vesting occurring on the seventh anniversary of the vesting commencement date. According to the terms of these grants, if the average share price in effect on the grant date doubles and the increased price is sustained over a one month period, the options will accelerate their vesting by one year. Thereafter, an additional year of vesting will accelerate for every $5 of incremental value added to the Company's average stock. The stock must retain its increased value over a one month period in order for any acceleration of options to occur. The performance based option grant will carry a two year minimum vesting schedule regardless of acceleration factors.

(7) Reflects options that were repriced in February 1998, replacing options granted in October 1997.

(8) Reflects options that were repriced in February 1998, replacing options granted in November 1996.

(9) Reflects options that were repriced in February 1998, replacing options granted in March 1997.

(10) Reflects options that were repriced in February 1998, replacing options granted in May 1997.

(11) Reflects options that were repriced in February 1998, replacing options granted in August 1997.

(12) Reflects options that were repriced in February 1998, replacing options granted in April 1996.

(13) Reflects options that were repriced in February 1998, replacing options granted in December 1996.

(14) Reflects options that were repriced in February 1998, replacing options granted in September 1996.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

      The following table sets forth certain information regarding stock options held as of June 30, 1998 by the Named Executive Officers.

                                                           Number of Securities         Value of Unexercised
                                                          Underlying Unexercised      In-the-Money Options at
                                                         Options at June 30, 1998        June 30, 1998 (2)
                          Shares Acquired    Value       ------------------------        -----------------
     Name                     on Exercise  Realized (1)      Vested     Unvested        Vested      Unvested
     ----                     -----------  ------------      ------     --------        -------     --------
Augustus J. Berkeley.....          --             --         58,198     364,102        109,750        22,250
Ronald W. Braniff........          --             --         77,516      13,984         56,000            --
James A. Barth...........          --             --          2,500      87,500             --            --
William C. Jones.........          --             --            405      59,595             --            --
Christopher A. Markle....          --             --         22,262      37,238         32,600            --
Michael J. Satterwhite...          --             --         13,543      36,457             --            --

(1) "Value Realized" represents the fair market value of the underlying securities on the exercise date minus the aggregate exercise price of such options.

(2) Calculated on the basis of fair market value of the underlying securities as of June 30, 1998 of $3.50 per share, the last trading day of fiscal year 1998, as reported by the NASDAQ National Market, minus the aggregate exercise price.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

      Mr. Berkeley and Mr. Barth each have entered into letter agreements with the Company which provide for severance payments if they are terminated without cause. Mr. Berkeley will be entitled to severance payments equal to twelve months salary, Mr. Barth will be entitled to severance payments equal to six months salary. All of the Named Executive Officers' employment with the Company is terminable at will. In addition, each of the Named Executive Officers has entered into a change of control severance agreement which provides for acceleration of all unvested stock options and/or restricted stock held by such officer upon an involuntary termination without cause of such officer within twelve (12) months of a change of control transaction.

DIRECTOR COMPENSATION

      Members of the Company's Board of Directors that are employees of the Company do not receive compensation for their services as directors. The Company's 1996 Director Option Plan provides that options will be granted to non-employee directors of the Company pursuant to an automatic nondiscretionary grant mechanism. Upon joining the Board of Directors, each new non-employee director will automatically be granted an option to purchase 15,000 shares of Common Stock and each non-employee director will subsequently be granted an additional option to purchase 3,750 shares of Common Stock annually, each such option to be granted at the fair market value of the Common Stock on the date of grant. The initial option grant of 15,000 shares vests at a rate of 1/48th of the shares per month following the date of grant, and the subsequent option grant of 3,750 shares vests at the end of four years. In addition, the Company reimburses the reasonable travel expenses of the directors.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1998 all executive officers and directors of the Company complied with all applicable filing requirements.

REPORT OF THE COMPENSATION COMMITTEE

      The following is the Report of the Compensation Committee of the Company describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended June 30, 1998. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

      General. The responsibilities of the Compensation Committee are to administer the Company's various incentive plans, including the Company's 1992 Stock Option Plan and the 1996 Employee Stock Purchase Plan, and to set compensation policies applicable to the Company's executive officers. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon such officer's own level of performance. Accordingly, each executive officer's compensation package comprises three elements: (i) base salary, which is established primarily on the basis of individual performance and market considerations; (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance goals and the executive's contribution; and (iii) long-term stock-based incentive awards, which strengthen the mutuality of interests between the executive officers and the stockholders.

      Base Salary. Base salary is primarily used by the Company as a device to attract, motivate, reward and retain highly skilled executives. The Committee reviewed and approved fiscal year 1998 base salaries for the Chief Executive Officer and other executive officers at the beginning of the fiscal year or at the date of their appointment. Base salaries were established by the Committee based on an executive officer's job responsibilities, level of experience, individual performance, contribution to the business, the Company's financial performance for the past year and recommendations from management. The Committee also took into account the salaries for similar positions at comparable companies, based on each individual Committee member's industry experience. In reviewing base salaries, the Committee focused significantly on each executive officer's prior performance with the Company and expected contribution to the Company's future success. In making base salary decisions, the Committee exercised its discretion and judgment using these factors. No specific formula was applied to determine the weight of each factor.

      Annual Incentive Bonuses. Each executive officer's bonus is based on qualitative and quantitative factors. Bonuses are intended to motivate and reward executive officers by directly linking the amount of the bonus to specific Company-based performance targets. Annual incentive bonuses for executive officers are intended to reflect the Committee's belief that a portion of the compensation of each executive officer should be contingent upon the performance of the Company. To carry out this philosophy, the Board reviews and approves the financial budget for the fiscal year. The Committee then establishes target bonuses for each executive officer as a percentage of the officer's base salary. The executive officers, must successfully achieve these performance targets, which are submitted by management to the Committee for its evaluation and approval at the beginning of the fiscal year. Company-based performance goals are tied to different indicators of Company performance, such as the operating results of the Company. The Committee evaluates the completion of the Company-based performance targets and approves a performance rating relative to the goals completed. This scoring is influenced by the Committee's perception of the importance of the various corporate goals. The Committee believes that the bonus arrangement provides an excellent link between the Company's earnings performance and the incentives paid to executives.

      Stock Options. The Committee provides the Company's executive officers with long-term incentive compensation through grants of stock options under the Company's 1992 Stock Option Plan. The Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also use vesting periods that encourage key executives to continue in their employment with the Company. All options granted to executive officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant. The Committee considers the grant of each option subjectively, considering factors such as the executive officer's relative position and responsibilities with the Company, the individual performance of the executive officer over the previous fiscal year, and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. Stock options granted in prior years are also taken into consideration. The Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy.

      CEO Salary. The compensation of Mr. Berkeley, President and Chief Executive Officer of the Company, consisted of base salary, an annual bonus and incentive stock options. The Board of Directors periodically reviews the CEO's base salary and bonus and revises his compensation based on the Board's overall evaluation of his performance toward the achievement of the Company's financial, strategic and other goals, with consideration given to his length of service and to comparative chief executive officer compensation information. The Compensation Committee believes that the Company's success is dependent in part upon the efforts of its Chief Executive Officer. In fiscal 1998, Mr. Berkeley earned a base salary of $276,000 as set by the Compensation Committee and earned a bonus of $70,629 which was based on performance objectives. Mr. Berkeley also received an option to purchase 367,300 shares of Common Stock of the Company (with an exercise price of 100% of market value of the Common Stock on the date of grant).

      Option Repricing Report. In February 1998, all employees who held outstanding options under the Company's stock options plans, including all executive officers, were given the opportunity to reprice outstanding stock options to the then current market price of $4.88 per share in return for changing the vesting start date of the option to a point six months after the original start date. The Company took this action to retain key employees at a time of intense competition for experienced personnel. There were no separate analyses of the impact of the repricing on the overall compensation of the executive officers or any other employees.

      The following table provides the specified information concerning all repricings of options to purchase the Company's Common stock held by any executive officer of the Company since August 15, 1996, the date of the Company's initial public offering:

                           TEN-YEAR OPTION REPRICINGS

                                           Number of                                        Length of Original
                                          Securities    Market Price                            Option Term
                                          Underlying     of Stock at  Exercise Price         Remaining at Date
                                            Options        Time of      at Time of      New   of Repricing or
                                          Repriced or   Repricing or   Repricing or  Exercise    Amendment
Name and Position               Date       Amended        Amendment     Amendment      Price     (months)
-----------------               ----       --------       ---------     ----------     -----     --------
Augustus J. Berkeley.......   2/6/98 (1)      23,000        $4.88        $  8.13       $4.88       75
    President and Chief       2/6/98 (1)      42,000         4.88           8.13        4.88       75
    Executive Officer         2/6/98 (1)     151,150         4.88           5.00        4.88       80
                              2/6/98 (1)     151,150         4.88           5.00        4.88       80
                              5/2/97 (1)      42,000         8.13          12.13        8.13       82
                              5/2/97 (1)      23,000         8.13           9.00        8.13       78
Christopher A. Markle......   2/6/98 (1)      10,000         4.88           8.00        4.88       62
    Vice President and        2/6/98 (1)       7,500         4.88           9.00        4.88       69
    Chief Technical
    Officer                   2/6/98 (1)      15,000         4.88           8.13        4.88       75
                              5/2/97 (1)      15,000         8.13          16.25        8.13       77
William C. Jones...........   2/6/98 (1)       3,000         4.88           6.44        4.88       79
    Vice President of
    Marketing
Michael J. Satterwhite.....   2/6/98 (1)      25,000         4.88           9.38        4.88       67
    Vice President of
    Human Resources
Gloria M. Purdy (3)........   2/6/98 (1)      30,000         4.88           9.00        4.88       69
    Former Vice President
    and  Former CFO
D. Benedict Dulley (2) ....   5/2/97 (1)      12,500         8.13          12.00        8.13       71
    Former Vice President
    and Former Director

(1) Options that were repriced in May 1997 and February 1998 were subject to a similar vesting schedule commencing six months after the original vesting commencement date.

(2) Mr. Dulley resigned his position as Vice President of the HARBOR division and as a member of the Board of Directors in December 1997. He is no longer an employee of the Company.

(3) Ms. Purdy resigned her position as Vice President, Chief Financial Officer, and Secretary in October 1997. She is no longer an employee of the Company.

Respectfully submitted by members of the Compensation Committee: Ronald W. Braniff and Andrew I. Fillat

 PERFORMANCE GRAPH

      The following graph compares the cumulative total return to stockholders of the Company's Common Stock from August 15, 1996 (the date the Company first became subject to the reporting requirements of the Securities Exchange Act of 1934, as amended) through June 30, 1998 to the cumulative total return over such period of (i) the NASDAQ Stock Market-U.S. Index, (ii) the Russell 2000 Index and (iii) the H&Q Technology Index. (1) The Company believes the Russell 2000 Index is a more comprable broad based index than the NASDAQ Stock Market- U.S. Index because it includes a significantly greater percentage of companies with similar market capitalizations.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                    AMONG INTERLINK COMPUTER SCIENCES, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX,
          THE HAMBRECHT & QUIST TECHNOLOGY AND THE RUSSELL 2000 INDEX

                                [GRAPH OMITTED]

            * $100 INVESTED ON 8/15/96 IN STOCK OR INDEX -
              INCLUDING REINVESTMENT OF DIVIDENDS.
              FISCAL YEAR ENDING JUNE 30.

(1) The graph assumes that $100 was invested on August 15, 1996 (the date the Company first became subject to the reporting requirements of the Securities Exchange Act of 1934, as amended) in the Company's Common Stock and in the NASDAQ Stock Market-U.S. Index, the Russell 2000 Index and in the H & Q Technology Index and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

      The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

                                  PROPOSAL TWO

                     AMENDMENT TO THE 1992 STOCK OPTION PLAN

      The Company's stockholders are being asked to approve an amendment to the Company's 1992 plan which will increase the number of shares authorized to be issued thereunder from 2,405,000 to 2,555,000. As of June 30, 1998, 627,131 options were exercised under the 1992 Plan, options to purchase 1,509,883 shares were outstanding under the 1992 Plan, with exercise prices ranging from $.70 to $16.25, a weighted average exercise price of $4.19, and expiration dates ranging from January 28, 2000 to June 24, 2005, and 170 persons were eligible to participate in the 1992 Plan.

      The Board of Directors now seeks shareholder approval of the amendment to the Company's 1992 Plan to increase the number of shares of the Company's Common Stock available for issuance thereunder by 150,000 shares from a total of 2,405,000 shares to a total of 2,555,000 shares. An increase in the number of shares reserved for issuance under the 1992 Plan is needed to enable the Company to continue to grant options to employees in accordance with its existing compensation policies. Management of the Company believes that the ability to grant options to employees is essential to the Company's ability to attract and retain highly qualified employees.

      A summary of the principal provisions of the 1992 Plan is set forth below:

      1992 Stock Option Plan. The Company's 1992 Stock Option Plan (as amended, the "1992 Plan") was adopted by the Board of Directors in June 1992, approved by the Company's stockholders in July 1992 and amended in June 1996. In June 1996 and July 1996, the Board of Directors and the stockholders approved an increase in the number of shares of Common Stock reserved under the 1992 Plan by 1,000,000 shares to 2,105,000 shares. In October 1997 and February 1998, the Board of Directors and the stockholders approved an increase in the number of shares of Common Stock reserved under the 1992 plan by 300,000 shares to 2,405,000 shares. The 1992 Plan provides for grants of incentive stock options, restricted stock and stock purchase rights to employees (including officers and employee directors) and consultants of the Company. The purpose of the 1992 Plan is to attract and retain the best available personnel to the Company and to encourage stock ownership by employees, officers, and consultants of the Company to give them a greater personal stake in the success of the Company. The 1992 Plan is presently being administered by the Board of Directors, which determines optionees and the terms of options granted, including exercise price, number of shares subject to the option and the exercisability thereof.

      The terms of options granted under the Plan generally may not exceed ten years. However, the term of all incentive stock options and nonstatutory stock options granted to an optionee who, at the time of grant, owns stock representing more than 10% of the Company's outstanding capital stock, may not exceed five years. The vesting of all stock option grants is determined by the Board of Directors. Generally options granted under the 1992 Plan vest and become exercisable starting nine months after the date of grant, with 9/48th of the shares subject to the option becoming exercisable at that time and an additional 1/48th of such shares subject to the option becoming exercisable each month thereafter. No option may be transferred by the optionee other than by will or the laws of descent or distribution, and each option may be exercised, during the lifetime of the optionee, only by such optionee. An optionee whose relationship with the Company or any related corporation ceases for any reason (other than by death or permanent and total disability) may exercise options in the 30-day period following such cessation (unless such options terminate or expire sooner by their terms) or in such longer period as is determined by the Board of Directors. In the event of a merger of the Company with or into another corporation, all outstanding options may either be assumed or an equivalent option may be substituted by the surviving entity or, if such options are not assumed or substituted, such options shall terminate as of the date of the closing of the merger. The exercise price of incentive stock options granted under the 1992 Plan must be at least equal to the fair market value of the shares on the date of grant. The exercise price of nonstatutory stock options granted under the 1992 Plan is determined by the administrator. With respect to any participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of the any incentive stock option or any nonstatutory stock option granted must equal at least

110% of the fair market value on the grant date. The consideration for exercising any incentive stock option or any nonstatutory stock option may consist of cash, check, promissory note, delivery of already-owned shares of the Company's Common Stock subject to certain conditions, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, a reduction in the amount of any Company liability to an optionee, or any combination of the foregoing methods of payments or such other consideration or method of payment to the extent permitted under applicable law. No incentive stock options may be granted to a participant, which, when aggregated with all other incentive stock options granted to such participant, would have an aggregate fair market value in excess of $100,000 becoming exercisable in any calendar year.

      The affirmative vote of a majority of the Votes Cast will be required to approve this proposal. The Company's Board of Directors has approved this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE 1992 STOCK OPTION PLAN

                                 PROPOSAL THREE

               AMENDMENT TO THE 1996 EMPLOYEE STOCK PURCHASE PLAN

      The Company's stockholders are being asked to approve an amendment to the Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan") which will increase the number of shares authorized to be issued thereunder from 350,000 to 600,000. As of June 30, 1998, 198,213 shares have been issued under this plan.

      The Board of Directors now seeks shareholder approval of the amendment to the Purchase Plan to increase the number of shares of the Company's Common Stock available for issuance thereunder by 250,000 shares from a total of 350,000 shares to a total of 600,000 shares. An increase in the number of shares reserved for issuance under the Purchase Plan is needed to enable the Company to continue to issue shares to participating employees in accordance with its existing compensation policies. Management of the Company believes that the ability to offer this plan is essential to the Company's ability to attract and retain highly qualified employees.

      A summary of the principal provisions of the Purchase Plan is set forth below:

      1996 Employee Stock Purchase Plan.

      The Company's Purchase Plan was adopted by the Board of Directors in June 1996 and approved by the stockholders in July 1996. A total of 350,000 shares of Common Stock has been reserved for issuance under the Purchase Plan. The Purchase Plan, which is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended, is administered by the Board of Directors or by a committee appointed by the Board. Employees (including officers and employee directors of the Company) are eligible to participate if they are customarily employed for at least 20 hours per week and for more than five months in any calendar year. The Purchase Plan is implemented by a series of overlapping offering periods, each consisting of approximately twenty-four months duration. Each offering period contains four six month purchase periods, the initial offering period under the Purchase Plan began on the effective date of the Company's initial public offering and subsequent offering periods begin on the first trading day on or after November 1 and May 1 of each year.

      The Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions, which may not exceed 15% of an employee's compensation; provided, however, that in no event will any employee have eligible compensation in excess of $50,000 in any one purchase period. Each participant is granted an option on the first day of the offering period and such option is automatically exercised on the last date of each purchase period. If the fair market value of the Common Stock on any purchase date is lower than the fair market value on the start date of the offering period, then all participants in that offering period will be automatically withdrawn from such offering period and reenrolled in the immediately following offering period. The purchase price of the Common Stock under the Purchase Plan will be equal to 85% of the lesser of the fair market value per share of Common Stock on the start date of the offering period or on the date on which the option is exercised. Employees may end their participation in the Purchase Plan at any time, and participation ends automatically on termination of employment with the Company. In any event, the Purchase Plan will terminate in June 2006, unless sooner terminated by the Board of Directors.

      The affirmative vote of a majority of the Votes Cast will be required to approve this proposal. The Company's Board of Directors has approved this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN

                                  PROPOSAL FOUR

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the current fiscal year ending June 30, 1999. The Company expects that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

      The affirmative vote of a majority of the Votes Cast will be required to approve this proposal. The Company's Board of Directors has approved this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP

                                  OTHER MATTERS

      The Company knows of no other matters to be addressed at the Annual Meeting. If any other matters are properly addressed at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented in the manner as the Board of Directors may recommend.

                                              BY ORDER OF THE BOARD OF DIRECTORS

Dated: September 18, 1998


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